EXHIBIT CC
                                                                     ----------


                                    RELEASE

                Each of the undersigned Salton, Inc., a Delaware corporation ("SALTON") and SFP Merger Sub, Inc., a Delaware corporation ("SFP"), on its own behalf and on behalf of each of its subsidiaries, predecessors, successors and assigns, and any person acting or purporting to act by or in the right of any of the foregoing, does hereby:

                1.      Release  APN   Holding   Company,   Inc.,   a  Delaware
corporation ("APN Holdco"), Applica Incorporated, Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P.and each of their respective past, present and future parents, subsidiaries, stockholders, partners and other affiliates, predecessors, successors and assigns, and each of the foregoing's officers, employees, directors, representatives, agents and attorneys from any and all liability and accountability with respect to any and all actions, causes of action, suits, charges, disputes, controversies, debts, dues, sums of money, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, which the undersigned ever had, now have or may hereafter have, for, upon, or by reason of any matter, act, omission, cause or thing whatsoever from the beginning of the world to the date of this Release, including but not limited to any matter, cause or thing relating to or arising out of (i) that certain Agreement and Plan of Merger, dated February 7, 2007 (the "TERMINATED MERGER AGREEMENT"), by and among Salton, SFP, and APN Holdco,
(ii) any agreement contemplated by or entered into in connection with such Terminated Merger Agreement, and (iii) the termination of the Terminated Merger Agreement.

                2. acknowledge that this Release was made in exchange for good and valuable consideration;

                3. acknowledge that this Release represents the entire release and may not be changed orally;

                4. acknowledge that this Release is to be governed by New York law without regard to the conflict of laws principles of such law; and

                5. acknowledge that for the purpose of this Release (i) the term "affiliate" means, as to the entity in question, any person or entity that directly or indirectly controls, is controlled by or is under common control with, the entity in question, (ii) the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through ownership of voting securities, by contract or otherwise, and (iii) the term "subsidiary" means, as to the entity in question, any corporation, partnership, joint venture or other legal entity of which the entity in question owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which generally are entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

Dated: December 26, 2007

                                    SALTON, INC.


                                    By:    /s/ William M. Lutz
                                           ----------------------------
                                    Name:  William M. Lutz
                                    Title: Chief Executive Officer



                                    SFP MERGER SUB, INC.


                                    By:    /s/ William M. Lutz
                                           ------------------------------
                                    Name:  William M. Lutz
                                    Title: Chief Executive Officer

STATE OF NEW YORK       )
                        : ss.:
COUNTY OF NEW YORK      )


                On this __ day of ____________________, before me personally came ___________________________, to me known and known to me to be the individual described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.


                                                 --------------------------
                                                 Notary Public



STATE OF NEW YORK       )
                        : ss.:
COUNTY OF NEW YORK      )


                On this 26TH day of December, before me personally came WILLIAM
M. LUTZ, to me known and known to me to be the individual described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.


                                                 /s/ Lori A. Duckwall
                                                 ---------------------------
                                                 Notary Public